<SEQUENCE>8
<FILENAME>y032004scbacmchldinglp99w08.txt
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                                                             Page 53 of 61 Pages

                                                                       Exhibit 8

                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



         The names of the Directors and the names and titles of the Executive Officers of The Equitable Life Assurance Society of the United States ("Equitable"), which is the sole member of Equitable Holdings, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Equitable at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Equitable and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Leon B. Billis               Executive Vice President and AXA Group Deputy
                                Chief Information Officer

   Jennifer Blevins             Executive Vice President

*  Bruce W. Calvert             Chairman of the Board, Alliance Capital
   Alliance Capital             Management Corporation; Executive Officer, AXA
   Management Corporation
   1345 Avenue of the Americas
   New York, NY 10105

*  Henri de Castries (1)        Chairman of the Management Board,  AXA; Vice
   AXA                          Chairman of the Board of Directors, Finaxa;
   25, avenue Matignon          Chairman of the Board, AXA Financial, Inc.
   75008 Paris, France


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                                                             Page 54 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Christopher M. Condron       Chairman, President and Chief Executive
                                Officer; President and Chief Executive Officer,
                                AXA Financial, Inc.; Member of the Management
                                Board and Executive Officer, AXA

*  Claus-Michael Dill (2)       Chairman of the Management Board, AXA Konzern
   Gereonsdriesch 9-11 AG;      Executive Officer, AXA
   50670 Cologne, Germany

*  Joseph L. Dionne             Retired Chairman of the Board and Chief
   198 N. Wilton Rd.            Executive Officer of The McGraw Hill Companies
   New Canaan, CT  06840        (publishing)

 * Denis Duverne (1)            Member of the Management Board and Chief
   AXA                          Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

   Mary Beth Farrell            Executive Vice President

*  Jean-Rene Fourtou (1)        Vice Chairman of the Supervisory Board; Chairman
   Vivendi Universal            and CEO, Vivendi Universal (global media and
   42 avenue de Friedland       communications company); Chairman of the
   75008 Paris, France          Supervisory Board, Vivendi Environnement and
                                Groupe Canal+


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                                                             Page 55 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  John C. Graves               President and COO, Graves Ventures LLC
   Graves Ventures, LLC         (publishing holding company)
   130 Fifth Avenue
   New York, NY

*  Donald J. Greene, Esq.       Attorney
   c/o LeBoeuf, Lamb, Greene
   & MacRae LLP
   125 West 55th Street
   New York, NY  10019

   Jerald E. Hampton            Executive Vice President

*  Nina Henderson               Henderson Advisory Consulting (consulting firm)
   425 East 86th St.
   New York, NY  10028

*  James F. Higgins             Senior Advisor, Morgan Stanley (financial
   Morgan Stanley               services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

*  W. Edwin Jarmain (3)         President, Jarmain Group Inc. (private
   Jarmain Group Inc.           investment holding company)
   77 King Street West
   Suite 4545 Royal Trust Tower
   Toronto, Ontario M5K1K2
   Canada

*  Christina Johnson            Former President and Chief Executive Officer,
   230 Byram Shore Road         Saks Fifth Avenue Enterprises (retail)
   Greenwich, Connecticut 06830

   Robert S. Jones, Jr.         Executive Vice President


                                       55
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                                                             Page 56 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   William I. Levine            Executive Vice President and Chief Information
                                Officer

*  Scott D. Miller              Vice Chairman, Hyatt Hotels Corporation
   Hyatt Hotels Corporation     (hospitality)
   200 West Madison Street -
   Suite 3900
   Chicago, Illinois  60606

*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska 68127

   Deanna Mulligan              Executive Vice President

   Peter D. Noris               Executive Vice President and Chief
                                Investment Officer; Executive Vice
                                President and Chief Investment Officer, AXA
                                Financial, Inc.

   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                AXA Financial, Inc.


                                       56
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                                                             Page 57 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Peter J. Tobin               Special Assistant to the President,
   St. John's University        St. John's University
   101 Murray Street
   New Yorl, NY 10007

*  Stanley B. Tulin             Vice Chairman & Chief Financial Officer;
                                Executive Officer, AXA; Vice Chairman
                                and Chief Financial Officer, AXA Financial, Inc.

--------
*    Director
     (1)  Citizen of the Republic of France
     (2)  Citizen of Germany
     (3)  Citizen of Canada


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